Financial Results

4th Quarter and Full Year 2025

Advantage Solutions Reports Fourth Quarter and Full Year 2025 Results

Strong cash flow performance resulted in ending the quarter with $241 million of cash, up $40 million sequentially

Completion of non-core divestitures, planned debt refinancing and upcoming reverse stock split

Expect flat to up low-single digit revenue growth in 2026, Adjusted EBITDA flat to down mid-single digits

ST. LOUIS, March 3, 2026 – Advantage Solutions Inc. (NASDAQ: ADV) (“Advantage,” “Advantage Solutions,” the “Company,” “we,” or “our”), a leading business solutions provider to consumer goods manufacturers and retailers, today reported financial results for the three and twelve months ended December 31, 2025.

Unless otherwise noted, results presented in this release are from continuing operations, and comparisons are on a prior year basis. Revenues for the three months ended December 31, 2025 were $932.1 million compared with $892.3 million, and net loss was $161.7 million compared with a net loss of $177.9 million.

Q4'25 Financial Highlights
Revenues in Q4 increased 4.5% and modestly declined 0.7% for the full year. Adjusted EBITDA declined 7.3% to $87.7 million in Q4 and declined 6.8% to $331.8 million for the full year.
Cash increased $39.7 million sequentially in Q4, due to improving working capital performance and proceeds from recent divestitures.
Moving toward debt refinancing and lengthened maturities provides financial flexibility to support strategic priorities.

“We have recently taken decisive actions to strengthen Advantage’s financial foundation and sharpen our operational focus, including advancing our technology transformation. We moved towards refinancing our debt, including extending maturities to 2030, divested some non-core assets generating approximately $55 million in proceeds, and ended the year with $241 million in cash,” said Advantage CEO Dave Peacock. “As we enter 2026, we expect $250 to $275 million in unlevered free cash flow and are operating from a position of greater stability and strategic flexibility. We remain focused on translating our investments in labor productivity and client partnerships into sustained performance and long-term shareholder value.”

Consolidated Financial Summary from Continuing Operations
(amounts in thousands)	Three Months Ended December 31,		Change (Reported)
	2025	2024	$	%
Total Revenues	$932,131	$892,285	$39,846	4.5%
Total Net Loss	$(161,730)	$(177,935)	$16,205	(9.1%)
Total Adjusted EBITDA	$87,660	$94,555	$(6,895)	(7.3%)
Adjusted EBITDA Margin	9.4%	10.6%

	Year Ended December 31,		Change (Reported)
	2025	2024	$	%
Total Revenues	$3,542,642	$3,566,324	$(23,682)	(0.7%)
Total Net Loss	$(227,735)	$(378,404)	$150,669	(39.8%)
Total Adjusted EBITDA	$331,807	$356,014	$(24,207)	(6.8%)
Adjusted EBITDA Margin	9.4%	10.0%

Advantage Solutions Inc. | Page 1

Financial Results

4th Quarter and Full Year 2025

Segment Financial Summary from Continuing Operations
Revenues
Segment	Three Months Ended December 31,			Year Ended December 31,
(amounts in thousands)	2025	2024	YoY (Reported)	2025	2024	YoY (Reported)
Branded Services	$289,805	$323,584	(10.4%)	$1,163,672	$1,306,336	(10.9%)
Experiential Services	$395,865	$325,439	21.6%	$1,435,297	$1,295,029	10.8%
Retailer Services	$246,461	$243,262	1.3%	$943,673	$964,959	(2.2%)
Total	$932,131	$892,285	4.5%	$3,542,642	$3,566,324	(0.7%)
Operating (Loss) Income
	Three Months Ended December 31,			Year Ended December 31,
Segment	2025	2024	YoY (Reported)	2025	2024	YoY (Reported)
Branded Services	$(46,586)	$(176,973)	73.7%	$(64,252)	$(318,573)	79.8%
Experiential Services	$(45,472)	$(3,103)	NMF	$(17,205)	$255	NMF
Retailer Services	$(69,958)	$9,479	NMF	$(45,009)	$23,335	NMF
Total	$(162,016)	$(170,597)	5.0%	$(126,466)	$(294,983)	57.1%
Adjusted EBITDA
	Three Months Ended December 31,			Year Ended December 31,
Segment	2025	2024	YoY (Reported)	2025	2024	YoY (Reported)
Branded Services	$39,334	$55,470	(29.1%)	$142,978	$181,465	(21.2%)
Experiential Services	$28,209	$13,134	114.8%	$101,484	$75,697	34.1%
Retailer Services	$20,117	$25,951	(22.5%)	$87,345	$98,852	(11.6%)
Total	$87,660	$94,555	(7.3%)	$331,807	$356,014	(6.8%)

Q4'25 Segment Highlights

Branded Services	Experiential Services	Retailer Services
Softness in CPG spending, procurement pressure, and client insourcing continued to weigh on performance	Strong 4Q performance driven by accelerating demand, improved hiring velocity, higher labor readiness, and more consistent execution	Project timing shifts, channel mix pressure and a cautious retail environment weighed on 4Q performance
Managing costs tightly while strengthening the value proposition through innovation, data analytics, and partnerships to drive measurable client returns	Strong profit growth with healthy incremental margins amidst higher than expected labor costs in the quarter	Project activity shifting into early 2026, new business pipeline, and more normalized industry trends support improved performance in 2026
Expect gradual improvement over the course of 2026 while stabilizing the revenue base and driving new business development	Momentum exiting the year position Experiential Services for solid growth outlook in 2026	Staffing and execution rates improved throughout the quarter

Advantage Solutions Inc. | Page 2

Financial Results

4th Quarter and Full Year 2025

Cash Flow and Balance Sheet Highlights

(Amounts in Millions)

The 12 Month Period Ended December 31, 2025
Adjusted Unlevered Free Cash Flow / % of Adjusted EBITDA	$223 / 67%
Capex	~$53
Gross Debt	~$1,688
Cash and Cash Equivalents	~$241
Net Leverage Ratio(1)	4.4x

Fiscal Year 2026 Outlook
(Amounts in Millions)

Revenues	Flat to Up Low Single Digits
Adjusted EBITDA	Flat to Down Mid Single Digits
Adjusted Unlevered Free Cash Flow Conversion(1)	Unlevered: ~$250 – 275M Net: ~25% of EBITDA
Net Interest Expense	$160 to $170
Capex	$50 to $60

2026 revenue outlook excludes reimbursable expenses. 2026 guidance compares to 2025 on a continuing operations basis.

Conference Call Details
Date/Time	March 3, 2026, 8:30 am EDT
Dial-in (10 minutes before the call)	800-715-9871 within the United States or +1-646-307-1963 outside the United States Conference ID: 5720569
Webcast	Available at: ADV 4Q 2025 Earnings Webcast
Replay	800-770-2030 within the United States or +1-609-800-9909 outside the United States Playback ID: 5720569#

Investor Contact: investorrelations@youradv.com

Media Contact: press@youradv.com

NMF = Not Meaningful

(1) Net free cash flow guidance is on a pre-debt refinancing basis. Net free cash flow is defined as cash flow from operations, less capital expenditures. Net FCF conversion of 25% is excluding incremental debt refinancing costs.

Advantage Solutions Inc. | Page 3

Financial Results

4th Quarter and Full Year 2025

About Advantage Solutions

Advantage Solutions is the leading omnichannel retail solutions agency in North America, uniquely positioned at the intersection of consumer-packaged goods (CPG) brands and retailers. With its data- and technology-powered services, Advantage leverages its unparalleled insights, expertise and scale to help brands and retailers of all sizes generate demand and get products into the hands of consumers, wherever they shop. Whether it’s creating meaningful moments and experiences in-store and online, optimizing assortment and merchandising, or accelerating e-commerce and digital capabilities, Advantage is the trusted partner that keeps commerce and life moving. Advantage has offices throughout North America and strategic investments and owned operations in select international markets. For more information, please visit YourADV.com.

Included with this press release are the Company’s consolidated and condensed financial statements as of and for year ended December 31, 2025. These financial statements should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 3, 2026.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected future performance of Advantage's business and projected financial results. Forward-looking statements generally relate to future events or Advantage’s future financial or operating performance. These forward-looking statements generally are identified by the words “may”, “should”, “expect”, “intend”, “will”, “would”, “could”, “estimate”, “anticipate”, “believe”, “predict”, “confident”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Advantage and its management at the time of such statements, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, market-driven wage changes or changes to labor laws or wage or job classification regulations, including minimum wage; future potential pandemics or health epidemics; Advantage’s ability to continue to generate significant operating cash flow; client procurement strategies and consolidation of Advantage’s clients’ industries creating pressure on the nature and pricing of its services; consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing and technology programs and relationships; Advantage’s ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change; Advantage’s ability to maintain proper and effective internal control over financial reporting in the future; Advantage’s substantial indebtedness and our ability to refinance at favorable rates; and other risks and uncertainties set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K filed by the Company with the SEC on March 3, 2026, and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Advantage Solutions Inc. | Page 4

Financial Results

4th Quarter and Full Year 2025

Non-GAAP Financial Measures and Related Information

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including Adjusted EBITDA from Continuing Operations, Adjusted EBITDA from Discontinued Operations, Adjusted EBITDA by Segment, Adjusted Unlevered Free Cash Flow and Net Debt. These are not measures of financial performance calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Advantage’s financial results. Therefore, the measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Advantage’s presentation of these measures may not be comparable to similarly titled measures used by other companies. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included below.

Advantage believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to Advantage’s financial condition and results of operations. Advantage believes that the use of Adjusted EBITDA from Continuing Operations, Adjusted EBITDA from Discontinued Operations, Adjusted EBITDA by Segment, Adjusted Unlevered Free Cash Flow, and Net Debt provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Advantage’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Additionally, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Advantage’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Adjusted EBITDA from Continuing Operations, Adjusted EBITDA from Discontinued Operations and Adjusted EBITDA by Segment are supplemental non-GAAP financial measures of our operating performance. Adjusted EBITDA from Continuing Operations and Adjusted EBITDA from Discontinued Operations mean net (loss) income before (i) interest expense (net), (ii) provision for (benefit from) income taxes, (iii) depreciation, (iv) amortization of intangible assets, (v) impairment of goodwill, (vi) changes in fair value of warrant liability, (vii) stock based compensation expense, (viii) equity-based compensation of Karman Topco L.P., (ix) fair value adjustments of contingent consideration related to acquisitions, (x) acquisition and divestiture related expenses, (xi) (gain) loss on divestitures, (xii) restructuring expenses, (xiii) reorganization expenses, (xiv) litigation expenses (recovery), (xv) COVID-19 benefits received, (xvi) costs associated with (recovery from) the Take 5 Matter, (xvii) EBITDA for economic interests in investments and (xviii) other adjustments that management believes are helpful in evaluating our operating performance.

Adjusted EBITDA by Segment means, with respect to each segment, operating income (loss) from continuing operations before (i) depreciation, (ii) amortization of intangible assets, (iii) impairment of goodwill, (iv) stock based compensation expense, (v) equity-based compensation of Karman Topco L.P., (vi) fair value adjustments of contingent consideration related to acquisitions, (vii) acquisition and divestiture related expenses, (viii) restructuring expenses, (ix) reorganization expenses, (x) litigation expenses (recovery), (xi) COVID-19 benefits received, (xii) costs associated with (recovery from) the Take 5 Matter, (xiii) EBITDA for economic interests in investments and (xiv) other adjustments that management believes are helpful in evaluating our operating performance, in each case, attributable to such segment.

Adjusted EBITDA Margin means Adjusted EBITDA from Continuing Operations divided by total revenues.

Adjusted Unlevered Free Cash Flow represents net cash provided by (used in) operating activities from continuing and discontinued operations less purchase of property and equipment as disclosed in the Statements of Cash Flows further adjusted by (i) cash payments for interest, (ii) cash received from interest rate derivatives, (iii) cash paid for income taxes; (iv) cash paid for acquisition and divestiture related expenses, (v) cash paid for restructuring expenses, (vi) cash paid for reorganization expenses, (vii) cash paid for contingent earnout payments included in operating cash flow, (viii) COVID-19 benefits received, (ix) cash paid for costs associated with (recovery from) the Take 5 Matter, (x) net effect of foreign currency fluctuations on cash, and (xi) other adjustments that management believes are helpful in evaluating our operating performance. Adjusted Unlevered Free Cash Flow as a percentage of Adjusted EBITDA means Adjusted Unlevered Free Cash Flow divided by Adjusted EBITDA from Continuing Operations and Adjusted EBITDA from Discontinued Operations.

Advantage Solutions Inc. | Page 5

Financial Results

4th Quarter and Full Year 2025

Net Debt represents the sum of current portion of long-term debt and long-term debt, less cash and cash equivalents. With respect to Net Debt, cash and cash equivalents are subtracted from the GAAP measure, total debt, because they could be used to reduce the debt obligations. We present Net Debt because we believe this non-GAAP measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and to evaluate changes to the Company's capital structure and credit quality assessment.

Advantage Solutions Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share data)	2025	2024	2025	2024
Revenues	$932,131	$892,285	$3,542,642	$3,566,324
Cost of revenues (exclusive of depreciation and amortization shown separately below)	802,188	760,913	3,048,295	3,059,052
Selling, general, and administrative expenses	84,970	74,219	276,060	324,596
Impairment of goodwill and indefinite-lived asset	203,685	175,500	203,685	275,170
Depreciation and amortization	50,456	51,622	202,258	204,553
Income from investment in European joint venture and other	(1,925)	628	(7,491)	(2,064)
Recovery from Take 5 Matter	(25,716)	—	(25,716)	—
Gain on divestitures and deconsolidation of subsidiaries	(19,511)	—	(27,983)	—
Total operating expenses	1,094,147	1,062,882	3,669,108	3,861,307
Operating loss from continuing operations	(162,016)	(170,597)	(126,466)	(294,983)
Other expenses (income):
Change in fair value of warrant liabilities	—	(225)	(83)	(584)
Interest expense, net	33,808	32,308	138,936	146,792
Total other expenses, net	33,808	32,083	138,853	146,208
Loss from continuing operations before benefit from income taxes	(195,824)	(202,680)	(265,319)	(441,191)
Benefit from income taxes from continuing operations	(34,094)	(24,745)	(37,584)	(62,787)
Net loss from continuing operations	(161,730)	(177,935)	(227,735)	(378,404)
Net (loss) income from discontinued operations, net of tax	—	(109)	—	53,634
Net loss	$(161,730)	$(178,044)	$(227,735)	$(324,770)
Less: net income from discontinued operations attributable to noncontrolling interest, net of tax	—	—	—	2,192
Net loss attributable to stockholders of Advantage Solutions Inc.	$(161,730)	$(178,044)	$(227,735)	$(326,962)

Net loss per common share:
Basic loss per common share from continuing operations attributable to stockholders of Advantage Solutions Inc.	$(0.50)	$(0.55)	$(0.70)	$(1.18)
Basic (loss) income per common share from discontinued operations attributable to stockholders of Advantage Solutions Inc.	$—	$(0.00)	$—	$0.16

Diluted net loss per share:
Dilute loss per common share from continuing operations attributable to stockholders of Advantage Solutions Inc.	$(0.50)	$(0.55)	$(0.70)	$(1.18)
Diluted (loss) income per common share from discontinued operations attributable to stockholders of Advantage Solutions Inc.	$—	$(0.00)	$—	$0.16
Weighted-average number of common shares:
Basic	326,271,558	321,080,571	324,564,046	321,515,982
Diluted	326,271,558	321,080,571	324,564,046	321,515,982

Advantage Solutions Inc. | Page 6

Financial Results

4th Quarter and Full Year 2025

Advantage Solutions Inc.

Condensed Consolidated Balance Sheet

(Unaudited)

(in thousands, except share data)	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$240,850	$205,233
Restricted cash	12,137	15,518
Accounts receivable, net of allowance for expected credit losses of $16,771 and $13,047, respectively	594,999	603,069
Prepaid expenses and other current assets	124,629	86,918
Total current assets	972,615	910,738
Property, equipment, and capitalized software, net	115,858	97,763
Goodwill	438,900	477,021
Other intangible assets, net	993,927	1,332,578
Investments in unconsolidated affiliates	234,138	226,510
Other assets	37,977	61,907
Total assets	$2,793,415	$3,106,517
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$13,250	$13,250
Accounts payable	162,376	158,485
Accrued compensation and benefits	121,105	129,486
Other accrued expenses	105,449	134,677
Deferred revenues	30,454	24,164
Total current liabilities	432,634	460,062
Long-term debt, net of current portion	1,660,611	1,686,690
Deferred income tax liabilities	90,023	146,889
Other long-term liabilities	56,189	64,141
Total liabilities	2,239,457	2,357,782
Commitments and contingencies (Note 18)
Equity attributable to stockholders of Advantage Solutions Inc.
Preferred stock, no par value, 10,000,000 shares authorized; none issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.0001 par value, 3,290,000,000 shares authorized; 326,429,909 and 320,773,096 shares issued and outstanding as of December 31, 2025 and 2024, respectively	33	32
Additional paid in capital	3,488,988	3,466,221
Accumulated deficit	(2,869,347)	(2,641,612)
Loans to Karman Topco L.P.	(7,673)	(7,029)
Accumulated other comprehensive loss	(4,158)	(15,861)
Treasury stock, at cost; 12,894,517 and 12,400,075 shares as of December 31, 2025 and 2024, respectively	(53,885)	(53,016)
Total stockholders' equity	553,958	748,735
Total liabilities and stockholders' equity	$2,793,415	$3,106,517

Advantage Solutions Inc. | Page 7

Financial Results

4th Quarter and Full Year 2025

Advantage Solutions Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
(in thousands)	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from continuing operations	$(227,735)	$(378,404)
Adjustments to reconcile net loss to net cash provided by operating activities
Non-cash adjustments on derivatives and non-cash interest expense (income)	(2,102)	5,227
Amortization of deferred financing fees	7,038	6,766
Impairment of goodwill and indefinite-lived asset	203,685	275,170
Depreciation and amortization	202,258	204,553
Fair value adjustments related to contingent consideration	—	1,678
Deferred income taxes	(57,521)	(57,307)
Equity-based compensation of Karman Topco L.P.	(1,524)	723
Stock-based compensation	26,915	31,019
Income from equity method investments	(7,491)	(2,064)
Distribution received from equity method investments	1,810	3,289
Gain on divestiture and deconsolidation of subsidiaries	(27,983)	—
Gain on repurchases of Senior Secured Notes and Term Loan Facility debt	(1,649)	(9,141)
Other	282	1,769
Changes in operating assets and liabilities, net of effects from divestitures:
Accounts receivable, net	7,995	51,154
Prepaid expenses and other assets	(31,423)	28,396
Accounts payable	5,271	(12,918)
Accrued compensation and benefits	(10,665)	(30,380)
Deferred revenues	7,335	(2,129)
Other accrued expenses and other liabilities	(32,964)	(24,306)
Net cash provided by operating activities	61,532	93,095
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investments in unconsolidated affiliates	(3,736)	(13,932)
Purchase of property and equipment	(6,477)	(7,838)
Purchase and development of capitalized software	(46,434)	(47,501)
Proceeds from divestitures	60,491	275,717
Net cash provided by investing activities	3,844	206,446
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under lines of credit	90,000	—
Payments on lines of credit	(90,000)	—
Principal payments on long-term debt	(13,250)	(13,131)
Repurchases of Senior Secured Notes and Term Loan Facility debt	(18,218)	(147,122)
Debt issuance costs	—	(971)
Deferred consideration paid for purchases in unconsolidated affiliates	(2,113)	—
Contingent consideration payments	—	(5,655)
Proceeds from employee stock purchase plan	1,838	2,294
Payments for taxes related to net share settlement of equity awards	(3,596)	(12,765)
Purchase of treasury stock	(869)	(34,067)
Net cash used in financing activities	(36,208)	(211,417)
Net effect of foreign currency changes on cash, cash equivalents and restricted cash	3,068	(4,575)
Net change in cash, cash equivalents and restricted cash	32,236	83,549
Cash, cash equivalents and restricted cash, beginning of period	220,751	137,202
Cash, cash equivalents and restricted cash, end of period	$252,987	$220,751

Advantage Solutions Inc. | Page 8

Financial Results

4th Quarter and Full Year 2025

Advantage Solutions Inc.

Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA

(Unaudited)

Continuing Operations	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Net loss from continuing operations	$(161,730)	$(177,935)	$(227,735)	$(378,404)
Add:
Interest expense, net	33,808	32,308	138,936	146,792
Benefit from income taxes from continuing operations	(34,094)	(24,745)	(37,584)	(62,787)
Depreciation and amortization	50,456	51,622	202,258	204,553
Impairment of goodwill and indefinite-lived asset	203,685	175,500	203,685	275,170
Gain on divestiture	(19,511)	—	(27,983)	—
Changes in fair value of warrant liability	—	(225)	(83)	(584)
Stock-based compensation expense (a)	6,431	6,794	26,915	31,019
Equity-based compensation of Karman Topco L.P. (b)	—	1,381	(1,524)	723
Fair value adjustments related to contingent consideration related to acquisitions (c)	—	—	—	1,678
Acquisition and divestiture related expenses (d)	1,506	39	2,237	(1,168)
Restructuring expenses (e)	—	5,933	931	30,051
Reorganization expenses (f)	24,490	14,820	62,939	88,800
Litigation expenses (g)	170	482	1,133	(1,940)
Costs associated with COVID-19, net of benefits received (h)	—	—	(5,723)	—
(Recovery from) costs associated with the Take 5 Matter (i)	(21,705)	764	(20,720)	1,845
EBITDA for economic interests in investments (j)	4,154	7,817	14,125	20,266
Adjusted EBITDA from Continuing Operations	$87,660	$94,555	$331,807	$356,014

Advantage Solutions Inc. | Page 9

Financial Results

4th Quarter and Full Year 2025

Advantage Solutions Inc.

Reconciliation of Operating (loss) Income to Adjusted EBITDA by Segment

(Unaudited)

Branded Services segment	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Operating loss	$(46,586)	$(176,973)	$(64,252)	$(318,573)
Add:
Depreciation and amortization	31,297	32,811	125,807	130,212
Impairment of goodwill and indefinite-lived asset	77,797	175,500	77,797	275,170
Gain on divestiture	(19,511)	—	(27,983)	—
Stock-based compensation expense (a)	2,613	3,839	10,221	12,391
Equity-based compensation of Karman Topco L.P. (b)	—	1,521	(95)	2,445
Fair value adjustments related to contingent consideration related to acquisitions (c)	—	—	—	1,678
Acquisition and divestiture related expenses (d)	777	15	1,234	168
Restructuring expenses (e)	—	3,951	358	19,343
Reorganization expenses (f)	10,469	6,047	28,075	35,910
Litigation expenses (g)	29	178	302	610
Costs associated with COVID-19, net of benefits received (h)	—	—	(1,891)	—
(Recovery) costs associated with the Take 5 Matter (i)	(21,705)	764	(20,720)	1,845
EBITDA for economic interests in investments (j)	4,154	7,817	14,125	20,266
Branded Services segment Adjusted EBITDA	$39,334	$55,470	$142,978	$181,465

Experiential Services segment	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Operating (loss) income	$(45,472)	$(3,103)	$(17,205)	$255
Add:
Depreciation and amortization	10,786	10,504	42,751	41,728
Impairment of indefinite-lived asset	53,086	—	53,086	—
Stock-based compensation expense (a)	1,474	292	7,104	7,761
Equity-based compensation of Karman Topco L.P. (b)	—	(42)	(729)	(825)
Acquisition and divestiture related expenses (d)	381	10	541	47
Restructuring expenses (e)	—	938	186	4,368
Reorganization expenses (f)	7,842	4,363	17,256	21,757
Litigation expenses (g)	112	172	563	606
Costs associated with COVID-19, net of benefits received (h)	—	—	(2,069)	—
Experiential Services segment Adjusted EBITDA	$28,209	$13,134	$101,484	$75,697

Advantage Solutions Inc. | Page 10

Financial Results

4th Quarter and Full Year 2025

Retailer Services segment	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Operating (loss) income	$(69,958)	$9,479	$(45,009)	$23,335
Add:
Depreciation and amortization	8,373	8,307	33,700	32,613
Impairment of goodwill and indefinite-lived asset	72,802	—	72,802	—
Stock-based compensation expense (a)	2,344	2,663	9,590	10,867
Equity-based compensation of Karman Topco L.P. (b)	—	(98)	(700)	(897)
Acquisition and divestiture related expenses (d)	348	14	462	(1,383)
Restructuring expenses (e)	—	1,044	387	6,340
Reorganization expenses (f)	6,179	4,410	17,608	31,133
Litigation expenses (recovery) (g)	29	132	268	(3,156)
Costs associated with COVID-19, net of benefits received (h)	—	—	(1,763)	—
Retailer Services segment Adjusted EBITDA	$20,117	$25,951	$87,345	$98,852

Advantage Solutions Inc.

Net Debt and Adjusted Unlevered Free Cash Flow Reconciliation

(Unaudited)

(amounts in thousands)	December 31, 2025
Current portion of long-term debt	$13,250
Long-term debt, net of current portion	1,674,582
Total debt	1,687,832
Less: Cash and cash equivalents	240,850
Total Net Debt	$1,446,982

LTM Adjusted EBITDA from Continuing Operations	$331,807
Net Debt / LTM Adjusted EBITDA ratio	4.4x

Advantage Solutions Inc. | Page 11

Financial Results

4th Quarter and Full Year 2025

(amounts in thousands)	Year Ended December 31, 2025
Net cash provided by operating activities from continuing operations	$61,532
Less:
Purchase of property, equipment and capitalized software	(52,911)
Cash proceeds from settlement of Take 5 Matter (i)	(16,300)
Add:
Cash payments for interest	142,681
Cash payments for income taxes	19,291
Cash paid for acquisition and divestiture related expenses (k)	1,779
Cash paid for restructuring expenses (l)	14,068
Cash paid for reorganization expenses (m)	44,754
Cash paid for costs associated with the Take 5 Matter (n)	5,332
Net effect of foreign currency fluctuations on cash	3,068
Adjusted Unlevered Free Cash Flow	$223,294

Numerator - Adjusted Unlevered Free Cash Flow	$223,294
Denominator - Adjusted EBITDA from Continuing Operations	$331,807
Adjusted Unlevered Free Cash Flow as a percentage of Adjusted EBITDA	67.3%

(a)

Represents non-cash compensation expense related to performance stock units, restricted stock units, and stock options under the 2020 Advantage Solutions Incentive Award Plan and the Advantage Solutions 2020 Employee Stock Purchase Plan.

(b)

Represents expenses related to (i) equity-based compensation expense associated with grants of Common Series D Units of Karman Topco made to one of the Advantage Sponsors and (ii) equity-based compensation expense associated with the Common Series C Units of Karman Topco.

(c)	Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions, for the applicable periods.
(d)

Represents fees and costs associated with activities related to our acquisitions, divestitures, and related reorganization activities, including professional fees, due diligence, and integration activities.

(e)

Restructuring charges including programs designed to integrate and reduce costs intended to further improve efficiencies in operational activities and align cost structures consistent with revenue levels associated with business changes. Restructuring expenses include costs associated with the VERP and employee termination benefits associated with the 2024 RIF and other optimization initiatives.

(f)

Represents fees and costs associated with various internal reorganization and transformational activities, including professional fees, lease and other contract exit costs, severance, and nonrecurring compensation costs.

(g)	Represents legal settlements, reserves, and expenses that are unusual or infrequent costs associated with our operating activities.
(h)

Represents (i) costs related to implementation of strategies for workplace safety in response to COVID-19, including employee-relief fund, additional sick pay for front-line teammates, medical benefit payments for furloughed teammates, and personal protective equipment; and (ii) benefits received from government grants for COVID-19 relief.

(i)

Represents recoveries related to the Take 5 Matter, including cash received from an insurance policy and amounts collected from parties responsible for the underlying misconduct, as well as costs associated with investigation and remediation activities, primarily professional fees and other related expenses.

(j)

Represents additions to reflect our proportional share of Adjusted EBITDA related to our equity method investments and reductions to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements.

(k)	Represents gains and losses on disposal of assets related to divestitures and losses on sale of businesses and assets held for sale, less cost to sell.
(l)

Represents cash paid for restructuring charges including programs designed to integrate and reduce costs intended to further improve efficiencies in operational activities and align cost structures consistent with revenue levels associated with business changes. Restructuring expenses include costs associated with the VERP and employee termination benefits associated with the 2024 RIF and other optimization initiatives.

(m)	Represents cash paid for fees and costs associated with various reorganization activities, including professional fees, lease exit costs, severance, and nonrecurring compensation costs.
(n)	Represents cash paid for costs associated with the Take 5 Matter, primarily, professional fees and other related costs.

Advantage Solutions Inc. | Page 12